Exhibit 97.1
NISOURCE INC.
COMPENSATION RECOUPMENT POLICY
In the event of any required accounting restatement of the financial statements of NiSource Inc. (the “Company”) due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “Restatement”), the Company shall recover reasonably promptly from any person, who is or was an “Executive Officer,” as such term is defined in Rule 10D-1 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 303A.14 of the NYSE’s listing standards, of the Company (each, a “Covered Person”) the amount of any “Erroneously Awarded Incentive-Based Compensation” (as defined below). This Policy shall be effective as of October 2, 2023, the effective date of Section 303A.14 of the NYSE’s listing standards (the “Effective Date”).
The amount of Incentive-Based Compensation (as defined below) that must be recovered from a Covered Person pursuant to the immediately preceding paragraph is the amount of “Recoverable Incentive-Based Compensation” (as defined below) received by a Covered Person that exceeds the amount of Recoverable Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid (referred to as the “Erroneously Awarded Incentive-Based Compensation”). For Recoverable Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Incentive-Based Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return, as applicable, upon which the Recoverable Incentive-Based Compensation was received, and the Company must maintain documentation of that reasonable estimate and provide such documentation to the New York Stock Exchange (the “NYSE”). For the purposes of this Policy, Recoverable Incentive-Based Compensation will be deemed to be received in the fiscal period during which the financial reporting measure specified in the applicable Incentive-Based Compensation award is attained, even if the payment or grant occurs after the end of that period. The Compensation and Human Capital Committee (the "Committee") (if composed entirely of independent directors, or in the absence of such a committee, a majority of independent directors serving on the Board), shall determine the amount of Erroneously Awarded Incentive Based-Compensation.
For purposes of this Policy, “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a “financial reporting measure,” which means a measure that is determined and presented in accordance with Generally Accepted Accounting Principles which are used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures for this purpose. For avoidance of doubt, a financial reporting measure need not be presented within the Company’s financial statements or included in a filing with the Securities and Exchange Commission.
For purposes of this Policy, “Recoverable Incentive-Based Compensation” means all Incentive-Based Compensation received on or after the Effective Date of this Policy set forth above by a Covered Person: (i) after beginning service as an executive officer; (ii) who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation; (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement, including any applicable transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years. For this purpose, the Company is deemed to be required to prepare a Restatement on the earlier of: (i) the date the Board of Directors of the Company (the “Board”), or the Company’s officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; and (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. The Company’s obligation to recover Erroneously Awarded Incentive-Based Compensation is not dependent on if or when the restated financial statements are filed with the Securities and Exchange Commission.
The Company shall recover the Erroneously Awarded Incentive-Based Compensation from Covered Persons unless the Compensation and Human Capital Committee of the Board of Directors (if composed entirely of independent directors, or in the absence of such a committee, a majority of independent directors serving on the Board) determines that recovery is impracticable because: (i) the direct expense to a third party to assist in enforcing this Policy would exceed the amount of Erroneously Awarded Incentive-Based Compensation; provided that, the Company must make a reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation before concluding that recovery is impracticable, document such reasonable attempt to recover the Erroneously Awarded Incentive- Based Compensation and provide such documentation to the NYSE; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the applicable requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.
In no event will the Company indemnify any Covered Person for any amounts that are recovered under this Policy, including any payment or reimbursement for the cost of third-party insurance purchased by any Covered Person to fund potential clawback obligations under this Policy. This Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or right of offset against any employees that is required pursuant to any statutory repayment requirement (regardless of whether implemented at any time prior to or following the adoption or amendment of this Policy), including Section 304 of the Sarbanes-Oxley Act of 2002. Any amounts paid to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 shall be considered in determining any amounts recovered under this Policy.
The application and enforcement of this Policy does not preclude the Company from taking any other action to enforce a Covered Person’s obligations to the Company, including termination of employment or institution of legal proceedings. Nothing in this Policy restricts the Company from seeking recoupment under any other compensation recoupment Policy or any applicable provisions in plans, agreements, awards or other arrangements that contemplate the recoupment of compensation from a Covered Person. If a Covered Person fails to repay Erroneously Awarded Incentive-Based Compensation that is owed to the Company under this Policy, the Company shall take all appropriate action to recover such Erroneously Awarded Incentive-Based Compensation from the Covered Person, and the Covered Person shall be required to reimburse the Company for all expenses (including legal expenses) incurred by the Company in recovering such Erroneously Awarded Incentive-Based Compensation.
The terms of this Policy shall be binding and enforceable against all Covered Persons subject to this Policy and their beneficiaries, heirs, executors, administrators or other legal representatives. If any provision of this Policy or the application of such provision to any Covered Person shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render any such provision (or the application of such provision) valid, legal or enforceable.
Each Covered Person shall sign and return to the Company, within 30 calendar days following the later of (i) the Effective Date of this Policy first set forth above or (ii) the date the individual becomes a Covered Person, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Person agrees to be bound by, and to comply with, the terms and conditions of this Policy. Notwithstanding, Covered Persons who are no longer employed with the Company at the time this Policy is implemented will be provided a copy of this Policy for their information and will not be required to sign and return an Acknowledgment Form.
This Policy shall be interpreted in a manner that is consistent with Rule 10D-1 under the Exchange Act, Section 303A.14 of the NYSE Listed Company Manual and any related rules or regulations adopted by the Securities and Exchange Commission or the NYSE (the “Applicable Rules”) as well as any other applicable law. To the extent the Applicable Rules require recovery of incentive-based compensation in additional circumstances beyond those specified above, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover incentive-based compensation to the fullest extent required by the Applicable Rules.
This Policy shall be administered by the Committee, and any determinations made by the Committee shall be final, conclusive and binding on all persons, including the Company. The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy and for the Company’s compliance with NYSE Rules, Section 10D, Rule 10D-1 and any other applicable law, regulation, rule or interpretation of the SEC or NYSE promulgated or issued in connection therewith. The Committee may amend this Policy from time to time as it deems necessary.
The Committee shall determine, in its sole discretion, the timing and method for reasonably promptly recouping Erroneously Awarded Incentive-Based Compensation, which may include without limitation a) seeking reimbursement of all or part of any cash or equity-based award, b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, c) cancelling or offsetting against any planned future cash or equity-based awards, d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Committee may affect recovery under this Policy from any amount otherwise payable to the Covered Person, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred.
Any members of the Committee, or members of the Board who assist in the administration of this Policy, shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest extent under applicable law and Company policy with respect to any such action, determination or interpretation.

EXHIBIT A
NiSource Inc.
COMPENSATION RECOUPMENT POLICY
ACKNOWLEDGEMENT FORM
By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the NiSource Inc. (the “Company”) Compensation Recoupment Policy (the “Policy”).
By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Incentive-Based Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.
                            COVERED PERSON
___________________________________
Signature
___________________________________
Print Name
___________________________________
Date

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